EMPLOYMENT AGREEMENT TERMINATION

      This Agreement (the "Termination"), effective as of March 10, 2004 (the "Effective Date"), terminates the employment agreement dated as of May 6, 2002 (the "Employment Agreement"), by and between GoAmerica, Inc., a Delaware corporation (the "Company"), and Joseph Korb ("Korb").

                                   WITNESSETH:

      WHEREAS, the Company and Korb entered into the Employment Agreement; and

      WHEREAS, the Company and the Executive desire to terminate the Employment Agreement voluntarily in connection with the Company's completion of its equity financing (the Financing"); and

      WHEREAS, the Company and the Employee executed a Mutual Release and Memorandum of Understanding, dated December 18, 2003, in connection with the Financing, which release and memorandum are incorporated herein by reference.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1.1 Directorship - The Company shall use commercially reasonable efforts to cause Korb to be nominated and elected as a director of the Company at the Company's 2004 Annual Meeting of Stockholders through and until the Company's 2007 Annual Meeting of Stockholders, unless:
            (i) Korb voluntarily resigns; (ii) Korb voluntarily chooses not to stand for reelection; or (iii) Korb is removed for Cause. As of the Effective Date, for so long as Korb remains a director, the Executive shall receive fees and equity grants to the same extent as the fees and equity grants received by "non-employee" directors of the Company, to the extent permissible by statute, charter and bylaws.

      1.2 Stock Options. The Company acknowledges and agrees that any stock option or other equity grant which was granted to Korb prior to the Effective Date shall remain in force and effect, shall continue to vest for so long as Korb remains a director of the Company, and shall continue to be exercisable pursuant to their terms.

      1.3 Except as provided in this Termination, the Mutual Release, and the Memorandum of Understanding, the Employment Agreement shall be terminated as of the Effective Date, including the Restrictive Covenants.

2.       Governing Law

         The Employment Agreement and Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of laws.


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      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.



                                                 GOAMERICA, INC.


                                                 By: /s/ Daniel R. Luis
                                                    ---------------------------
                                                    Daniel R. Luis
                                                    Chief Executive Officer





                                                     /s/ Joseph Korb
                                                     --------------------------
                                                     Joseph Korb



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